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                                   EXHIBIT 11
                                   ----------


Environmental Power Corporation
Computation of Earnings Per Share
March 31, 2001

                                                                    Income               Shares            Per Share
                                                                  (Numerator)         (Denominator)         Amounts
                                                                ----------------    ------------------    -------------
Three Months Ended March 31, 2001:
----------------------------------
Income available to shareholders                                     $  987,937            11,406,783           $  .09
Effect of dividends to preferred stockholders                           (1,250)
                                                                ----------------    ------------------    -------------
Basic EPS - income available to common shareholders                     986,687            11,406,783              .09
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                 1,207
                                                                ----------------    ------------------    -------------
Diluted EPS - income available to common shareholders                $  986,687            11,407,990           $  .09
                                                                ================    ==================    =============

Three Months Ended March 31, 2000:
----------------------------------
Income available to shareholders                                    $ 2,086,589            11,406,783           $  .18
Effect of dividends to preferred stockholders                           (1,250)
                                                                ----------------    ------------------    -------------
Basic EPS - income available to common shareholders                   2,085,339            11,406,783              .18
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                   543
                                                                ----------------    ------------------    -------------
Diluted EPS - income available to common shareholders               $ 2,085,339            11,407,326           $  .18
                                                                ================    ==================    =============
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